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                                                                     EXHIBIT 3.1


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                STATE OF ARKANSAS - OFFICE OF SECRETARY OF STATE
                           ARTICLES OF INCORPORATION
                                       OF

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         The undersigned, acting as incorporators of a corporation under the
Arkansas Business Corporation Act (Act 958 of 1987), adopt the following articles of incorporation of such Corporation:

         First:  The Name of the Corporation is:

                               PET QUARTERS, INC.
         ----------------------------------------------------------------------
         Must contain the word "Corporation", "Incorporated", "Company", "Limited", or the abbreviation "Corp.", "Inc.", "Co.", or "Ltd." or words or abbreviations or like import in another language.

Second: the aggregate number of shares which the corporation shall have the authority to issue is 100,000 share.

         The designation of each class, the number of shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                                                        Per Value Per Share Or
         Number of                                                      Statement That Shares
           Shares           Class            Series (If Any)            Are Without Par Value
         -----------       --------          ---------------            -----------------------
         100,000           common                                      .01

Third: The initial registered office of this corporation shall be located at P.O. Box 410, Lonoke, Arkansas 72086 #10 Gunnebo Dr., Lonoke, Arkansas 72086 and the name of the initial registered agent of this corporation at that address is Matthew J. Hoff.

Filing Fee:  $50.00

Fourth:  The name and address of each Incorporator is as follows:

         NAME                                                 ADDRESS

Matthew J. Hoff                             864 Brookshire Dr., Merritt Island, Florida  32952
---------------------------                 -----------------------------------------------------

---------------------------                 -----------------------------------------------------


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                                                                    EXHIBIT 3.1

Fifth: The nature of the business of the corporation and the object or purposes proposed to be transacted, promoted or carried on by it, are as follows:

         (a) The primary purpose of the corporation shall be for profit/sell pet supplies.

         (b)      To conduct any other business enterprise not contrary to law.

         (c) To exercise all of the powers enumerated in Section 4-27-302 of the Arkansas Business Corporation Act.


Sixth:  EXECUTED this 22nd day of May, 1997.


                                   /s/  Matthew J. Hoff
                                   ------------------------------------------
                                   Signature

                                   Incorporator pending election of corporate
                                   officers
                                   ------------------------------------------

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                                                                    EXHIBIT 3.1


                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                               PET QUARTERS, INC.

         Article II of the Articles of Incorporation of PET QUARTERS, INC. was amended by the corporation's board of directors on June 11, 1997. The corporation Is filling these articles of amendment to the articles of Incorporation pursuant to Arkansas Business Corporation Act (Act 958 of 1987).

         1. The name of the corporation Is PET QUARTERS, INC.

         2. Article 11 of the articles of Incorporation of PET QUARTERS, INC., was amended as follows:

                           ARTICLE II. CAPITALIZATION

         ARTICLE III: Capitalization. The total number of shares of capital stock which the Corporation has the authority to Issue is fifty million (50,000.000). The total number of shares of common stock which the Corporation is authorized to issue is forty million (40,000.000) and the par value of each share of such common stock is one-tenth of one cent ($.001) for an aggregate par value of forty thousand dollars ($40,000). The total number of shares of preferred stock which the Corporation is authorized to issue in ten million (10.000.000) and the par value of each share of such preferred stock is one-tenth of one cent ($.001 ) for an aggregate par value of ten thousand dollars ($10,000). The voting powers, designations, preferences and relative, participating. option or other rights, if any, and the qualifications. limitations or restrictions, if any, of the preferred stock, in one or more series. shall be fixed by one or more resolutions providing for the issuance of such stock adopted by the Corporation's board of directors (the "Board of Directors"), in accordance with the provisions of the Arkansas Business Corporation Act and the Board of Directors is expressly vested with authority to adopt one or more such resolutions.

         3. The following were adopted and added as additional articles to the Articles of Incorporation of PET QUARTERS, INC.:

                             ARTICLE VI. DIRECTORS

         ARTICLE VI: Directors. (a) The number of directors of the Corporation shall be subject to the Corporation's bylaws (the "Bylaws"), provided however. the number of directors of the Corporation may not be fewer than two unless the Corporation has fewer than two stockholders, In which case the number of directors may not be fewer than the number of stockholders. The Board of Directors is authorized to make, alter or repeal the Bylaws or any provision thereof, provided, however, that any such alteration or repeal shall be adopted by the affirmative vote of at least two-thirds (2/3) of the directors then in office at a meeting of the Board of Directors for that purpose or by written resolution setting forth and declaring advisable such alteration or repeal.

                  (b) If there shall be more than one director. the directors shall be classified, in respect solely to the time for which they shall severally hold office, by dividing them into three classes (two classes if there are only two directors), each such class to be as nearly as possible equal in number of directors to each other class. IF there are three or more directors: (I) the first term of office of directors of the first class shall expire at the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such date; (II) the term of office of the directors of the second class shall expire on the one year anniversary of the first annual meeting after their election. and thereafter such terms shall expire on each three year anniversary of such one year anniversary; and (III) the term of office of the directors of the third class shall expire on the two year anniversary of the first annual meeting after their election, and thereafter such terms shall expire


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                                                                    EXHIBIT 3.1


on each three year anniversary of such two year anniversary. If there are two directors: (I) the first term of office of directors of the first class shall expire at the first annual meeting after their election, and thereafter such terms shall expire on each two year anniversary or such date; and (II) the term of office of the directors of the second class shall expire on the one year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each two year anniversary of such one year anniversary. If there is one director, the term of office such director shall expire at the first annual meeting after his election. At each succeeding annual meeting, the stockholders of the Corporation shall elect directors for a full term or the remainder thereof, as the case may be, to succeed those whose terms have expired. Each director shall hold office for the term for which elected and until his or her successor shall be elected and shall qualify, or until he or she shall resign or be removed as set forth below.

                  (c) Any directors, any class of directors or the entire Board of Directors may be removed from office by stockholder vote at any time, without assigning any cause, but only if the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote upon election of directors, voting together s a single class, shall vote in favor of such removal.

                      ARTICLE VII. LIABILITY OF DIRECTORS

         ARTICLE VII: Liability of Directors. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided however, that the foregoing clause shall not eliminate or limit the liability of a director for the following: (I) any breach of such director's duty of loyalty to the Corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under the Arkansas Business Corporation Act; or (iv) any transaction from which such director derived an improper personal benefit.

        ARTICLE VIll. PROHIBITION AGAINST STOCKHOLDER ACTION BY CONSENT

         ARTICLE VIll: Prohibition Against Stockholder Action by Consent. Effective July 1, 1998, the stockholders of the Corporation may only take action by vote at an annual or special meeting of the stockholders. The stockholders of the Corporation may not take any action by consent (written or otherwise) in lieu of taking action at an annual or special meeting of stockholders.

                          ARTICLE IX. INDEMNIFICATION

         ARTICLE IX: Indemnification. The Corporation, by action of the Board of Directors, may indemnify its directors, officers, agents and/or employees tot he fullest extent permitted by the Arkansas Business Corporation Act, as such law is amended from time to time.

                             ARTICLE X. AMENDMENTS

         ARTICLE X: Amendments. Any amendment hereof shall be made and effected only as follows: (a) the Board of Directors shall adopt such amendment by the affirmative vote of at least two-thirds (2/3) of the directors then in office at a meeting of the Board of Directors called for that purpose or by written resolution which sets forth and declares advisable the proposed amendment, and the Board of Directors shall either call a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or direct that the proposed amendment be considered at the next annual meeting of stockholders; (b) such amendment shall thereafter be

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                                                                    EXHIBIT 3.1


submitted for consideration by the stockholders at such special or annual meeting; and (c) each such proposed amendment shall be approved by the affirmative vote of two-thirds (2/3) of the outstanding shares of each class and series, if any, of capital stock of the Corporation entitled to vote thereon.

         4. The foregoing amendment to articles of Incorporation was duly adopted by the board of directors on June 11, 1997.

         In witness whereof, the undersigned Director of this corporation has executed these articles of amendment on June 11, 1997.


                                           /s/  Matthew J. Hoff
                                           -----------------------------------

                                                            , Chairman
                                           -----------------